EXHIBIT 10.4

EXCELERATE ENERGY 2445 Technology Forest Blvd., Level 6 The Woodlands, TX 77381 USA

T: +1	+1 832 813 7100
F: +1	+1 832 813 7103
excelerateenergy.com

Wells Fargo Bank, N.A.

1525 West WT Harris Blvd. 1B1

Charlotte, NC 28262

Attention: Leng Xiong

Re: Request for Corrective Amendment

Gentlemen:

Reference is made to that certain Amended and Restated Senior Secured Credit Agreement dated as of March 17, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Excelerate Energy Limited Partnership, a Delaware limited partnership, as borrower (the “Borrower”), Excelerate Energy, Inc., a Delaware corporation (“Parent”), Wells Fargo Bank, N.A., as administrative agent (the “Administrative Agent”), and each of the financial institutions from time to time party thereto as lenders (each a “Lender” and collectively the “Lenders”). Unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the respective meanings assigned to such terms in the Credit Agreement.

The Borrower has advised the Administrative Agent that Section 6.7(d) of the Credit Agreement contains an ambiguity, mistake or defect as a result of the omission of a reference to EE Holdings as a permitted recipient of Restricted Payments described therein (the “Specified Drafting Issue”). The Borrower has further advised the Administrative Agent that the Specified Drafting Issue created a conflict between Section 6.7(d) of the Credit Agreement and the requirements under the Borrower’s Sixth Amended and Restated Limited Partnership Agreement, dated as of April 14, 2022 (as amended, restated, supplemented, or otherwise modified from time to time, the “Borrower Operating Agreement”).

Pursuant to and in accordance with Section 9.2(c) of the Credit Agreement, the Borrower hereby requests that the Administrative Agent execute this letter (this “Letter”) to amend and correct the Specified Drafting Issue in Section 6.7(d) of the Credit Agreement in order to cure the Specified Drafting Issue and resulting conflict between the Credit Agreement and the Borrower Operating Agreement.

Accordingly, the Administrative Agent has agreed to grant the requested amendment and correction in accordance with the following terms of this Letter:

Excelerate Energy Limited Partnership,

February 16, 2024 Page 2

1.
Corrective Amendment. Subject to and upon the terms and conditions set forth herein, the Administrative Agent and the Borrower hereby agree to the following corrective amendment (the “Amendment”): Section 6.7(d) of the Credit Agreement is hereby amended by replacing the phrase “may make a Restricted Payment to Parent” with the phrase “may make a Restricted Payment to Parent and EE Holdings”.
2.
Limitations. Except for the Amendment, nothing contained herein shall be deemed a consent to or waiver of any other action or inaction of the Borrower or any other Loan Party that constitutes a violation of any provision of the Credit Agreement or any other Loan Document, or which results in a Default or Event of Default under the Credit Agreement or any other Loan Document. The Administrative Agent shall not be obligated to grant any future consents or amendments with respect to the Credit Agreement or any other Loan Document (including, without limitation, any future corrective amendments in accordance with Section 9.2(c) of the Credit Agreement). No failure or delay on the part of the Administrative Agent to exercise any right or remedy under the Credit Agreement, any other Loan Document or applicable law shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of any right or remedy, all of which are cumulative.
3.
Miscellaneous.
a.
This Letter may be executed in counterparts, and all parties need not execute the same counterpart. Counterpart signature pages executed by Facsimiles or other electronic transmission (e.g. “pdf” or “tif”) shall be effective as originals.
b.
THIS LETTER, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
c.
The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Letter, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable and documented fees and disbursements of counsel to the Administrative Agent, in each case, in accordance with (and as limited by) Section 9.3 of the Credit Agreement.
d.
The Borrower acknowledges and agrees that this Letter is a Loan Document.
e.
THIS LETTER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Excelerate Energy Limited Partnership,

February 16, 2024 Page 3

Please evidence your acknowledgment of and agreement to each of the terms and conditions set forth herein by executing this Letter in the space indicated below and returning a fully executed counterpart of this Letter to the Borrower.

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Regards,

EXCELERATE ENERGY LIMITED

PARTNERSHIP,

as the Borrower

By:	/s/ Dana Armstrong
Name: Dana Armstrong
Title: Chief Financial Officer

EXCELERATE ENERGY, INC., as Parent

By:	/s/ Dana Armstrong
Name: Dana Armstrong
Chief Financial Officer

SIGNATURE PAGE TO

EXCELERATE ENERGY LIMITED PARTNERSHIP

CORRECTIVE AMENDMENT LETTER — FEBRUARY 2024

ACKNOWLEDGED AND AGREED:

WELLS FARGO BANK, N.A.,

as the Administrative Agent

By:	/s/ Michael Quigley
Name: Michael Quigley
Title: Vice President

SIGNATURE PAGE TO

EXCELERATE ENERGY LIMITED PARTNERSHIP

CORRECTIVE AMENDMENT LETTER — FEBRUARY 2024